UNITED STATES SECURITIES AND EXCHANGE
COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

April 26, 2016

Date of Report (date of earliest event reported)

MICRON TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10658	75-1618004
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8000 South Federal Way

Boise, Idaho 83716-9632

(Address of principal executive offices)

(208) 368-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.01. Entry into Material Definitive Agreements.

Indenture

On April 26, 2016, Micron Technology, Inc., a Delaware corporation (“Micron”), issued $1.25 billion aggregate principal amount of 7.500% Senior Secured Notes due 2023 (the “Notes”) in the United States to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to non-U.S. persons pursuant to Regulation S under the Securities Act. The Notes are governed by an indenture (the “Indenture”), dated as of April 26, 2016, by and among Micron, the subsidiary guarantors from time to time party thereto, and U.S. Bank National Association, as trustee (the “Trustee”) and collateral agent (the “Collateral Agent”). The Notes mature on September 15, 2023, and interest on the Notes accrues at a rate of 7.500% per annum, payable in cash semi-annually on March 15 and September 15 of each year, commencing on September 15, 2016.

Prior to April 15, 2019, Micron may redeem the Notes, in whole or in part, at a price equal to 100% of the principal amount thereof, plus a “make-whole” premium and accrued and unpaid interest, if any. On or after April 15, 2019, Micron may redeem the Notes, in whole or in part, at specified prices that decline over time, plus accrued and unpaid interest, if any. In addition, Micron may use the net cash proceeds of one or more equity offerings to redeem up to 35% of the aggregate principal amount of the Notes prior to April 15, 2019 at a price equal to 107.500% of the principal amount thereof plus accrued and unpaid interest, if any.

The Notes will be unconditionally guaranteed on a senior secured basis by each domestic restricted subsidiary of Micron (which is generally any domestic subsidiary in which Micron owns at least 80% of the voting stock) that creates, incurs, guarantees or otherwise becomes liable for any indebtedness not otherwise permitted under the Indenture, unless such domestic restricted subsidiary becomes a guarantor of the Notes. Pursuant to that certain Security Agreement, dated as of April 26, 2016, by and among Micron, the subsidiary guarantors from time to time party thereto, and the Collateral Agent (the “Security Agreement”), the Notes and the guarantees will be secured by a first-priority lien, subject to certain exceptions, which will be pari passu with the lien securing Micron’s obligations under the Credit Agreement (as defined below), on substantially all of Micron and the guarantors’ domestic assets.

If Micron experiences specified change of control triggering events, Micron must offer to repurchase the Notes at a price equal to 101% of the principal amount of the Notes repurchased, plus accrued and unpaid interest, if any.

The Indenture contains covenants that, among other things, restrict the ability of Micron and/or its domestic restricted subsidiaries to:

•                  create or incur certain liens and enter into sale and lease-back transactions;

•                  in the case of Micron’s domestic restricted subsidiaries, create, assume, incur or guarantee additional indebtedness; and

•                  in the case of Micron, consolidate with or merge with or into, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its and its restricted subsidiaries’, taken as a whole, assets, to another person.

These covenants are subject to a number of limitations and exceptions set forth in the Indenture.

The following events are considered events of default under the Indenture:

•                  Micron’s failure to pay principal or premium, if any, on any of the Notes when due at maturity, upon redemption or otherwise;

•                  Micron’s failure to pay interest, including any additional interest, on any of the Notes for 30 days after the date when due;

•                  Micron’s failure to give timely notice of specified change of control triggering events, which failure continues for a period of 30 days;

•                  the failure by Micron or any of its subsidiaries to comply with any other agreement under the Indenture for a period of 90 days after receiving notice of such failure from the Trustee or holders of at least 25% in aggregate principal amount of the then outstanding Notes as required by the Indenture;

•                  certain events of bankruptcy, insolvency or reorganization with respect to Micron or any of its significant subsidiaries (as defined in the Indenture) which specified events shall not include (i) certain events under the laws of jurisdictions other than the laws of the jurisdiction of such person’s incorporation or organization or the jurisdiction of its head office or jurisdictions in which all or substantially all of such person’s assets are located, and (ii) specified events with respect to any such person as a result of bankruptcy, insolvency or reorganization proceedings that were ongoing or in process at the time such person became a subsidiary or any related proceedings (including alternate proceedings) or other such proceedings that are in the nature of either a continuation or extension thereof;

•                  Micron’s default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced certain indebtedness under the Credit Agreement or any additional pari passu agreement (as defined in the Indenture), whether such indebtedness or guarantee now exists or is created after the issuance of the Notes, if both: (a) such default either results from the failure to pay any principal of such indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or such default is with respect to another obligation under such indebtedness and results in the holder or holders of such indebtedness causing the payment of such indebtedness to be accelerated and to become due prior to its stated maturity; and (b) the principal amount of such indebtedness, together with the principal amount of any other such indebtedness not so paid when due, or the maturity of which has been so accelerated, aggregates $100.0 million or more;

•                  any of the security documents evidencing the holders of the Notes’ lien upon the collateral securing the Notes shall cease, for any reason, to be in full force and effect (other than in accordance with its terms) with respect to collateral with a book value greater than $150.0 million, or Micron or any guarantor shall so assert, or any lien (affecting collateral with a book value greater than $150.0 million) created by such security documents shall cease to be enforceable and of the same effect and priority purported to be created thereby (other than, in each case, pursuant to a failure of the Collateral Agent, any other agent appointed by the Collateral Agent or the Trustee to maintain possession over possessory collateral actually received by it) (it being understood that the release of collateral from such security documents pursuant to their terms or the discharge of a guarantor of the Notes therefrom shall not be construed (x) as any of such security documents ceasing to be in full force and effect or (y) as any of the liens created thereunder ceasing to be enforceable or of the same priority and effect purported to be created thereby) and such default continues for 60 calendar days after either the Trustee or holders of at least 25% in principal amount of the outstanding Notes have given Micron written notice of the Default; and

•                  except as permitted by the Indenture, any guarantee of the Notes provided by a significant subsidiary ceases, for any reason, to be in full force and effect (other than in accordance with its terms), or any significant subsidiary that is a guarantor of the Notes denies or disaffirms in writing its obligations under its guarantee of the Notes.

If an event of default described in the fifth bullet point above occurs and is continuing with respect to Micron, then the entire principal amount plus accrued and unpaid interest of the outstanding Notes will automatically become due and immediately payable without any further action or notice. If any other event of default under the applicable Indenture occurs and is continuing, then either the Trustee or holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare the entire principal amount plus accrued and unpaid interest of the outstanding Notes due and immediately payable.

The description of the Notes, the Indenture and the Security Agreement contained in this Current Report on Form 8-K is qualified in its entirety by reference to the complete text of the Indenture, the form of note included in the Indenture, and the Security Agreement, copies of which are filed as Exhibit 4.1, Exhibit 4.2 and Exhibit 10.1, respectively, and incorporated herein by reference.

Credit Agreement

On April 26, 2016, Micron entered into a Credit Agreement (the “Credit Agreement”), by and among Micron, Morgan Stanley Senior Funding, Inc., as administrative agent and collateral agent, and the other agents party thereto and each of the financial institutions from time to time party thereto. The Credit Agreement provides for a secured term loan facility in an aggregate principal amount of $750 million, which was fully drawn at closing.  The term loans bear interest, at Micron’s election, at either (A) the base rate (the “Base Rate”), which is defined as a fluctuating rate per annum equal to the greatest of (i) the prime rate in effect, (ii) the federal funds rate in effect plus 0.50%, and (iii) an adjusted LIBOR determined on the basis of a one-month interest period plus 1.0%, in each case plus an applicable margin of 5.00% or (B) an adjusted LIBOR ( “LIBOR”) plus an applicable margin of 6.00% .  Micron may, from time to time, elect to convert outstanding term loans from one rate to another.

Interest is due and payable quarterly in arrears for loans bearing interest at the Base Rate and at the end of an interest period (or at each three month interval in the case of loans with interest periods greater than three months) in the case of loans bearing interest at LIBOR.  Micron is required to make quarterly principal payments equal to 0.25% of the initial aggregate principal amount of all term loans, with the first such payment due on September 30, 2016.  Micron is also obligated to pay certain customary fees for a credit facility of this size and type.

The term loans are scheduled to mature on April 26, 2022.  Micron may prepay the term loan, in whole or in part, at any time and without premium or penalty, subject to certain conditions contained in the Credit Agreement.  Partial prepayments shall be in an aggregate principal amount of $1 million or a whole multiple of $1 million in excess thereof.

Micron’s obligations under the Credit Agreement will be guaranteed by its domestic restricted subsidiaries meeting materiality thresholds set forth in the Credit Agreement.  Such obligations, including the guarantees of a subsidiary guarantor, are secured by substantially all of the domestic assets of Micron and the subsidiary guarantors pursuant to a Guarantee and Collateral Agreement, dated April 26, 2016 (the “Guarantee and Collateral Agreement”), by and among Micron, the subsidiary guarantors from time to time party thereto, and Morgan Stanley Senior Funding, Inc., as collateral agent. The liens granted in favor of the collateral agent under the Guarantee and Collateral Agreement will be pari passu with the liens securing Micron’s and the subsidiary guarantors’ obligations under the Notes (as defined above) as well as certain permitted pari passu lien indebtedness (as defined in the Credit Agreement).

The Credit Agreement contains affirmative and negative covenants and events of default that are substantively identical to those contained in the Indenture (as defined above). The occurrence of an event of default could result in the acceleration of Micron’s obligations under the Credit Agreement and an obligation of any or all of the subsidiary guarantors to pay the full amount of Micron’s obligations under the Credit Agreement.

The foregoing descriptions of the Credit Agreement and the Guarantee and Collateral Agreement do not purport to be complete and are qualified in their entirety by reference to the Credit Agreement and the Guarantee and Collateral Agreement, which are filed as Exhibits 10.2 and 10.3, respectively, hereto and are incorporated by reference herein.

Item 1.02. Termination of a Material Definitive Agreement.

On April 26, 2016, in connection with Micron’s entry into the Credit Agreement and the Indenture discussed in Item 1.01 of this Current Report, Micron terminated its Credit Agreement, dated as of December 2, 2014 (as amended), by and among Micron, Micron Semiconductor Products, Inc., the guarantors party thereto, HSBC Bank USA, N.A., as administrative agent, HSBC Bank USA, N.A. and JPMorgan Chase Bank, N.A., as co-collateral agents, the other agents party thereto, and the lenders party thereto.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description

4.1

Indenture, dated as of April 26, 2016, by and among Micron Technology, Inc., the subsidiary guarantors from time to time party thereto and U.S. Bank National Association, as trustee and collateral agent.

4.2	Form of Note (included in Exhibit 4.1).

10.1	Security Agreement, dated as of April 26, 2016, made by Micron Technology, Inc. and certain of its subsidiaries in favor of U.S. Bank National Association, as collateral agent.

10.2

Credit Agreement, dated as of April 26, 2016, by and among Micron Technology, Inc., as borrower, Morgan Stanley Senior Funding, Inc., as administrative agent and collateral agent, and the other agents party thereto and each financial institution party from time to time thereto.

10.3	Guarantee and Collateral Agreement, dated as of April 26, 2016, made by Micron Technology, Inc. and certain of its subsidiaries in favor of Morgan Stanley Senior Funding, Inc., as collateral agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRON TECHNOLOGY, INC.

Date: April 26, 2016	By:	/s/ Ernest E. Maddock
	Name:	Ernest E. Maddock
	Title:	Chief Financial Officer and Vice President, Finance

INDEX TO EXHIBITS FILED WITH
THE CURRENT REPORT ON FORM 8-K

Exhibit No.	Description

4.1

Indenture, dated as of April 26, 2016, by and among Micron Technology, Inc., the subsidiary guarantors from time to time party thereto and U.S. Bank National Association, as trustee and collateral agent.

4.2	Form of Note (included in Exhibit 4.1).

10.1	Security Agreement, dated as of April 26, 2016, made by Micron Technology, Inc. and certain of its subsidiaries in favor of U.S. Bank National Association, as collateral agent.

10.2

Credit Agreement, dated as of April 26, 2016, by and among Micron Technology, Inc., as borrower, Morgan Stanley Senior Funding, Inc., as administrative agent and collateral agent, and the other agents party thereto and each financial institution party from time to time thereto.

10.3	Guarantee and Collateral Agreement, dated as of April 26, 2016, made by Micron Technology, Inc. and certain of its subsidiaries in favor of Morgan Stanley Senior Funding, Inc., as collateral agent.